EXHIBIT 3.2
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                                     BYLAWS

                                       OF

                            PREMIUM ENTERPRISES, INC.

                                   ARTICLE ONE
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                                     OFFICES
                                     -------

        The principal office of the corporation in the State of Colorado shall be located in the County of Boulder, Colorado. The corporation may also have offices at such other places within or without the State of Colorado as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE TWO
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                                  SHAREHOLDERS
                                  ------------

        SECTION 2-1. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Colorado as the Board of Directors shall authorize.

        SECTION 2-2. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the second Tuesday of the third month following the close of the fiscal year at 10:00 o'clock A.M. in each year if not a legal holiday; and if a legal holiday, then on the next business day following at the same hour, when the shareholders shall elect directors and transact such other business as may properly come before the meeting.

        SECTION 2-3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the Board of Directors or by the President, and shall he called by the President or the Secretary at the request, in writing, of a majority of the Board or at the request, in writing, by shareholders owning not less than one-third (33-1/3%) of the voting shares issued and outstanding. Such request and the notice of meeting issued pursuant thereto shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

        SECTION 2-4. FIXING RECORD DATE. For the purpose of determining the shareholders qualified or entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders qualified or entitled to receive payment of any dividend or the allotment of any rights, or for any other proper purpose the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall be not more than 50 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for any such purpose shall be 10 days before the date of such meeting or action. When such determination of qualified or entitled shareholders has been made as provided above, such determination shall also apply to any adjourned meeting, except where transfer of stock to a new holder has been entered on the transfer books of the corporation after the original meeting was adjourned and at least 10 days before the date of such adjourned meeting.

        SECTION 2-5. NOTICE OF MEETINGS OF SHAREHOLDERS. Written notice shall be delivered either personally or by mail to each shareholder entitled to vote at any meeting of the shareholders. Such notice shall be delivered not less than 10 nor more than 50 days before the date of the meeting. If action is proposed to be taken at a meeting that might increase the authorized shares, at least 30 days' notice shall be given. The notice of each meeting shall state the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall indicate that it is being issued by or at the direction of the officer or persons calling the meeting. If mailed, such notice shall be deemed delivered when deposited in the United States mail, with postage prepaid, addressed to the shareholder at his address as it appears on the record of shareholders, or if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address. Unless the Board of Directors shall fix a new record date for an adjourned meeting or unless the adjournment is for more than 30 days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

        SECTION 2-6. WAIVERS. Notice of a meeting need not be given to any shareholder who signs, either in person or by proxy and whether before or after the meeting, a waiver of notice. The attendance, whether in person or by proxy, of any shareholder at a meeting (a) shall constitute a waiver of an objection by such shareholder to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) shall constitute a waiver of an objection by such shareholder to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

        SECTION 2-7.  QUORUM OF SHAREHOLDERS.
        ------------  -----------------------

            2-7-1. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business; provided, however, that when a specified item of business is required to be voted on by a class or classes, representatives of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. Unless otherwise required by law, the vote of a majority of the shares present at the time of a vote, if a quorum is or has been present, shall be the act of the shareholders.

            2-7-2. If less than a majority of the outstanding shares entitled to vote thereat are represented at a meeting, or for any valid business reason at a meeting where such majority is present, a majority in interest of the shareholders present may adjourn the meeting from time to time to a fixed date without further notice as to the time and place of such adjourned meeting, but each adjournment shall be for a period not in excess of 60 days. At any such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at a meeting as originally scheduled, unless all shares are represented and do not object.

            2-7-3. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder and those remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        SECTION 2-8. PROXIES. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact and delivered to the secretary of the meeting prior to or during the roll call, or be returned to the corporation with the signed consent to action without a meeting. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

        SECTION 2-9.  VOTING.
        -----------   ------

            2-9-1. At all meetings of shareholders voting may be via voice; however, any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the secretary shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

            2-9-2. Each shareholder shall have one vote for each share issued and outstanding which is registered in his name on the books of the corporation, except as otherwise provided in the Articles of Incorporation and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to his becoming a shareholder. A complete list of shareholders entitled to vote at such meeting of the shareholders or any adjournment thereof, arranged in alphabetical order and setting forth the number of voting shares held by each shareholder, shall be prepared by the Secretary or the transfer agent of the corporation who shall have charge of the stock ledger and stock transfer books of the corporation. Such list shall be subject to inspection by any shareholder at the principal office of the corporation during business hours for 10 days prior to such meeting and throughout the meeting or any adjournment thereof.

        SECTION 2-10. WRITTEN CONSENT OF SHAREHOLDERS. Any action that may be taken by vote may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the Secretary of the corporation for inclusion in the minutes or for filing with the corporate records. Action taken under this section 2-10 is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date. Such written consent of the shareholders entitled to vote has the same force and effect as a unanimous vote of such shareholders and may be stated as such in any document. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs a consent in accordance with this Section 2-10.

        SECTION 2-11. INSPECTORS. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

                                  ARTICLE THREE
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                                    DIRECTORS
                                    ---------

        SECTION 3-1. BOARD OF DIRECTORS. The business of the corporation shall be managed by a Board of Directors, consisting of not less than three (3) nor more than nine (9) members (except that there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders), each of whom shall be at least 18 years of age but who need not be shareholders nor residents of the State of Colorado. The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors.

        SECTION 3-2. ELECTION AND TERM OF DIRECTORS. At each annual meeting of shareholders, the shareholders shall elect directors. Each director shall hold office until the next annual meeting and until his successor has been elected and qualified, or until his death, resignation or removal.

        SECTION 3-3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board for any reason may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the Articles of Incorporation. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his death, resignation or removal. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

        SECTION 3-4. RESIGNATION AND REMOVAL. A director may resign at any time by giving written notice to the Board, the President, or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective. Any director may be removed at any time, with or without cause, as provided by law.

        SECTION 3-5. QUORUM OF DIRECTORS. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

        SECTION 3-6. ACTION OF THE BOARD OF DIRECTORS. Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

        SECTION 3-7. PLACE AND TIME OF BOARD MEETINGS. The Board of Directors may hold its meetings at the office of the corporation or at such other places, either within or without the State of Colorado, as it may from time to time determine. If the meeting is held without the State of Colorado, notice must be given by certified mail not less than five (5) days before the meeting, and said notice shall contain the date, place and purpose of the meeting. Notice is given when deposited in the United States mail, with postage prepaid.

        SECTION 3-8. REGULAR ANNUAL MEETING. A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.

        SECTION 3-9.  NOTICE OF MEETINGS OF THE BOARD, ADJOURNMENT.
        -----------   --------------------------------------------

            3-9-1. Regular meetings of the Board may be held without notice at such time and place as the Board shall from time to time determine. Special meetings of the Board shall be held upon notice to the directors and may be called by the President upon two (2) days' notice to each director either personally or by mail, telegraph, telephone, cable, or wireless, except as provided by Section 3-7 of this Article. Special meetings shall be called by the President or by the Secretary in a like manner at the written request of at least two (2) directors. Notice of a meeting need not be given to any director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without objecting at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting.

            3-9-2. A majority of the directors present whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

        SECTION 3-10. CHAIRMAN. At all meetings of the Board of Directors the Chairman of the Board, if one has been elected, shall preside. In the absence of a Chairman the President, or in his absence the next highest officer, shall preside. In the event there be two or more persons of equal title, a chairman chosen by the Board shall preside.

        SECTION 3-11. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of two
(2) or more directors. Each such committee shall serve at the pleasure of the Board.

        SECTION 3-12. COMPENSATION. No compensation shall be paid to directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

        SECTION 3-13. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting, (b) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting, or (c) he files his written dissent to such action with the person presiding at the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right of a director to dissent as to a specific action taken in a meeting of the Board or a committee of the Board pursuant to this Section 3-13 is not available to a director who votes in favor of such action.

        SECTION 3-14. WRITTEN CONSENT OF DIRECTORS. Any action that may be taken by vote at a meeting of the Board or a committee of the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this Section 3-14 is effective when all directors or committee members have signed the consent unless the consent specifies a different effective date. Such consent has the same force and effect as an unanimous vote of the directors or committee members and may be stated as such in any document.

                                  ARTICLE FOUR
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                                    OFFICERS
                                    --------

        SECTION 4-1.  OFFICES, ELECTION AND TERM OF OFFICE.
        -----------   ------------------------------------

            4-1-1. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and such other officers, including a Chairman of the Board, as the Board may determine who shall have such duties, powers and functions as hereinafter provided.

            4-1-2.    All  officers  that are  elected or  appointed  shall hold office at the pleasure of the Board.

        SECTION 4-2.  REMOVAL, RESIGNATION, SALARY, ETC.
        -----------   ---------------------------------

            4-2-1.    Any  officer  elected  or  appointed  by the  Board may be removed by the Board with or without cause.

            4-2-2.    In the event of the  death,  resignation  or removal of an officer, the Board in its discretion may elect or appoint a successor to fill the unexpired term.

            4-2-3.    Any two or more  offices  may be held by the same  person, except the offices of President and Secretary.

            4-2-4.    The salaries of all  officers  shall be fixed by the Board from time to time.

        SECTION 4-3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall, if present, preside at each meeting of the Board of Directors and shall be an ex officio member of all committees of the Board. He shall perform all such duties as nay from time to time be assigned to him by the Board of Directors.

        SECTION 4-4. PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders, and, in the absence of the Chairman of the Board, of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. In general the President shall perform all duties incident to the office and such other duties as may be prescribed by the Board of Directors from time to time.

        SECTION 4-5. VICE-PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        SECTION 4-6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all votes and minutes of all proceedings in a book or books to be kept for that purpose. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized, and he shall keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner. When required he shall prepare or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, a list of shareholders indicating the number of shares of each respective class held by each. In general he shall perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the President or the Board of Directors.

        SECTION 4-7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the corporate books. He shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board and disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements. He shall render to the President and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and he shall render a full financial report at the annual meeting of the shareholders if so requested. The Treasurer shall be furnished, at his request, with such reports and statements as he may require from the corporate officers and agents as to all financial transactions of the corporation. In general he shall perform all duties as are given to him by these Bylaws or as from time to time are assigned to him by the Board of Directors or President.

        SECTION 4-8. ASSISTANT OFFICERS. The Board of Directors may elect (or delegate to the Chairman of the Board or to the President the right to appoint) such other officers and agents as may be necessary or desirable for the business of the corporation. Such other officers shall include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer's inability or unavailability to act in his official capacity.

        SECTION 4-9. SURETIES AND BONDS. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct. The Bond shall be conditioned upon the officer's or agent's faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his hands.

                                  ARTICLE FIVE
                                  ------------

                             CERTIFICATES FOR SHARES
                             -----------------------

         SECTION 5-1. CERTIFICATES. Each owner of stock of the corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the corporation owned by him. The certificates representing shares of stock shall be signed in the name of the corporation by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and sealed with the seal of the corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent or is registered by a registrar (other than the corporation or one of its employees), the signatures of the Chairman of the Board, the President, Secretary or Assistant Secretary upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the corporation with the sane effect as if such officers were still in office at the date of their issue.

         SECTION 5-2. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have teen lost or destroyed.

        SECTION 5-3.  TRANSFER OF SHARES.
        -----------   ------------------

            5-3-1. Transfers of shares of stock of the corporation shall be made on the stock records of the corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

            5-3-2. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

        SECTION 5-4. RESTRICTIONS OF STOCK. The Board of Directors may restrict the transfer of any stock issued by giving the corporation or any shareholder "first right of refusal to purchase" the stock by making the stock redeemable or by otherwise restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the Articles of Incorporation or the laws of the State of Colorado. Any stock whose transfer is so restricted must carry a stamped legend on the face of the certificate setting out the restriction and where such restriction may be found in the records of the corporation.

                                   ARTICLE SIX
                                   -----------

                             DIVIDENDS AND FINANCES
                             ----------------------

        SECTION 6-1. DIVIDENDS. Dividends may be declared and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the corporation. Before declaring any dividends, the board may set aside out of net profits or earned or other surplus such sums as the Board may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and to the best interests of the corporation.

        SECTION 6-2. MONIES. The monies, securities, and other valuable effects of the corporation shall be deposited in the name of the corporation in such banks or trust companies as the Board of Directors shall designate and shall be drawn out or removed only as may be authorized from time to time by the Board of Directors.

                                  ARTICLE SEVEN
                                  -------------

                                 CORPORATE SEAL
                                 --------------

        The seal of the corporation shall be circular in form and bear the name of the corporation and the word "seal." The seal nay be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance affixed thereto, The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                                  ARTICLE EIGHT
                                  -------------

                            EXECUTION OF INSTRUMENTS
                            ------------------------

        All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate.

                                  ARTICLE NINE
                                  ------------

                                ORDER OF BUSINESS
                                -----------------

        At all meetings of shareholders or of the Board of Directors, the order of business, as far as practicable, shall be as follows:

              1.     Roll call and. certifying proxies.
              2.     Proof of notice of meeting or waiver of notice.
              3.     Reading and approval of unapproved minutes.
              4.     Reports of officers and committees.
              5.     Election of officers or directors.
              6.     Unfinished business.
              7.     New business.
              8.     Adjournment.

                                   ARTICLE TEN
                                   -----------

                     REFERENCES TO ARTICLES OF INCORPORATION
                     ---------------------------------------

        Reference to the Articles of Incorporation in these Bylaws shall include all amendments thereto or changes thereof unless specifically excepted.

                                 ARTICLE ELEVEN
                                 --------------

                       INDEMNIFICATION AND RELATED MATTERS
                       -----------------------------------

        SECTION 11-1. INDEMNIFICATION -- THIRD-PARTY ACTIONS. The corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation). Such indemnification shall arise only by reason of the fact that the person is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. Such indemnification shall be against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the extent that and under the circumstances wherefore the Colorado Corporation Code permits indemnification of directors.

        SECTION 11-2. INDEMNIFICATION -- ACTIONS BROUGHT IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was, is, or is threatened to be made a. party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan. Such indemnification shall be against expenses (including attorney fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the extent that and under the circumstances wherefore the Colorado Corporation Code permits indemnification of directors.

        SECTION 11-3. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. Any indemnification under Sections 11-1 and 11-2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Colorado Corporation Code with respect to indemnification of directors. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of a committee of the Board designated by the Board, which committee shall consist two (2) or more directors who were not parties to the action, suit or proceeding, except that directors who were parties to the action, suit or proceeding may participate in the designation of directors for the committee. If such quorum is not obtainable or such committee cannot be established pursuant to (a) and (b) above, or even if such quorum is obtained or such committee is designated if such quorum or committee so directs, such determination shall be made: (a) by independent legal counsel selected by vote of the Board of Directors or the committee in the manner specified in (a) or (b) above (as the case may be) or, if a quorum cannot be obtained and a committee cannot be established pursuant to (a) and (b) above, by independent legal counsel selected by a majority vote of the full Board, or (b) by the shareholders. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel (as set forth above), authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected said counsel.

        SECTION 11-4. ADVANCEMENT OF EXPENSES. Reasonable expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, to the extent that and under the circumstances wherefore the Colorado Corporation Code permits such advancement for directors.

        SECTION 11-5. SAVINGS C1AUSE. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

        SECTION 11-6. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article and the Colorado Corporation Code.

        SECTION 11-7. DISALLOWED DEDUCTIONS. With respect to any payment made by the corporation to any employee or any officer of the corporation for compensation, bonus, interest, rent, travel, entertainment or other expenses incurred by such employee or officer that is determined to be excessive, unreasonable or otherwise unallowable, in whole or in part as a tax deductible expense by any governmental agency, such employee shall have an unconditional obligation to reimburse the corporation to the full extent of such unallowable expense. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                                 ARTICLE TWELVE
                                 --------------

                                   FISCAL YEAR
                                   -----------

         The fiscal year of the corporation shall be designated by the Board of Directors.

                                ARTICLE THIRTEEN
                                ----------------

                                BYLAW AMENDMENTS
                                ----------------

         The Bylaws may be amended, repealed or adopted by the majority vote of the Board of Directors at any regular or special meeting.


        DATE ADOPTED:            SEPTEMBER 23, 1987
                                 ------------------